UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 22, 2005
(Date of earliest event reported)

Atlas Air Worldwide Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25732	13-4146982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Westchester Avenue, Purchase, New York		10577
(Address of principal executive offices)		(Zip Code)

(914) 701-8000
(Registrant’s telephone number, including area code)
_______________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 1.01	Entry into a Material Definitive Agreement
Item 9.01	Financial Statements and Exhibits
Signatures
Exhibit Index

Item 1.01. Entry into a Material Definitive Agreement.

On July 22, 2005, Atlas Air Worldwide Holdings, Inc. (the “Company”) entered into an amended and restated employment agreement with T. Wakelee Smith, the Company’s Senior Vice President and Chief Operating Officer.

The amended and restated employment agreement with Mr. Smith supercedes the terms and conditions of his existing employment agreement by restricting the circumstances under which he may be eligible for severance payments, and by reducing his severance eligibility from eighteen months to twelve months, in consideration of which he will receive a one-time cash payment of $127,500. It also provides that upon the expiration of his current automobile lease, his automobile allowance will be terminated and he will receive a one-time cash payment of $19,000 and an annual salary increase of $12,000 to in consideration of such termination.

The description of the amended and restated employment agreement set forth above is qualified in its entirety by reference to the agreement, which is attached as Exhibit 10.17.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

Amended and Restated Employment Agreement dated July 22, 2005,
10.17.2	between Atlas Air Worldwide Holdings, Inc. and T. Wakelee Smith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

Dated: July 27, 2005	By:	/s/ John Dietrich

Name: John W. Dietrich
Title: Senior Vice President, General Counsel
and Chief Human Resources Officer

EXHIBIT INDEX

10.17.2	Amended and Restated Employment Agreement dated July 22, 2005, between Atlas Air Worldwide Holdings, Inc. and T. Wakelee Smith.